Exhibit 10.26.2
AMENDMENT TO
MCJUNKIN RED MAN HOLDING CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT (this “Agreement”), is made effective as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, a Delaware corporation (the “Company”), PVF Holdings LLC, a Delaware limited liability company, and Len Anthony (“Participant”).
     WHEREAS, on October 3, 2008, the Participant was granted an option to purchase 34.0438 shares of common stock of the Company, with an exercise price of $8,812.18 per share (the “Stock Option”), pursuant to the Nonqualified Stock Option Agreement entered into by and between the Company, PVF Holdings LLC and the Participant, dated as of October 3, 2008 (the “Stock Option Agreement”);
     WHEREAS, in connection with the 500 for 1 stock split effected by the Company on October 16, 2008, the Stock Option was adjusted to reflect an option to purchase of 17,021 shares of common stock of the Company, with an exercise price of $17.63; and
     WHEREAS, the parties now desire to amend the Stock Option Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
1.	Option Price. The Option Price shall hereby be reduced from $17.63 to $12.50, which the Company and the Participant agree is not less than the Fair Market Value of the Company’s common stock as of the date of this Agreement.

2.	Confirmation of Stock Option Agreement. In all other respects the Stock Option Agreement shall remain in effect and is hereby confirmed by the parties.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date hereof.

MCJUNKIN RED MAN HOLDING CORPORATION
By:	/s/ Stephen W. Lake
Name: Stephen W. Lake
Title: Executive Vice President, General Counsel and Corporate Secretary

PVF HOLDINGS LLC
By:	/s/ Stephen W. Lake
Name: Stephen W. Lake
Title: Executive Vice President, General Counsel and Corporate Secretary

LEN ANTHONY
/s/ Leonard M. Anthony